September 14, 2007	MEDIA AND INVESTOR RELATIONS CONTACT:	Karen L. Taylor
	Phone:	303/633-2913
	24-Hour:	303/809-9160

DCP MIDSTREAM PARTNERS TO PARTICIPATE IN UBS MLP CONFERENCE

DENVER - DCP Midstream Partners (NYSE: DPM), or the Partnership, will participate in the UBS Master Limited Partnership Conference on Wednesday and Thursday, Sept. 19 and Sept. 20, 2007, in Las Vegas, Nev. Mark A. Borer, president and chief executive officer, and Tom E. Long, vice president and chief financial officer, will represent the Partnership at the conference.

A slide presentation is available today on the investor page of the Partnership’s Web site at http://www.dcppartners.com.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas and natural gas liquids and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

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